Exhibit 10.1

AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

AMENDMENT NO. 1 (“Amendment No. 1”) dated November 1, 2007 to STOCK PURCHASE AGREEMENT (“Original Agreement”) dated May 18, 2007, among GLOBAL LOGISTICS ACQUISITION CORPORATION, THE CLARK GROUP, INC., and JOEL R. ANDERSON, CHARLES C. ANDERSON, JR., DELAWARE ESBT FOR CHARLES C. ANDERSON, JR., TERRY C. ANDERSON, CLYDE B. ANDERSON, HAROLD M. ANDERSON, CHARLES C. ANDERSON III, FRANK STOCKARD, BILL LARDIE, JAY MAIER, DELAWARE ESBT FOR JAY MAIER, DAVID GILLIS, JOHN BARRY and TIMOTHY TEAGAN.

WHEREAS, the parties hereto, who constitute all of the parties to the Original Agreement, desire to amend the Original Agreement as set forth herein.

IT IS AGREED:

1. Section 8.1(b) of the Original Agreement is hereby amended by changing the term “September 30, 2007” therein to “December 31, 2007.”

2. The third sentence of Section 5.25 of the Original Agreement is hereby amended to read as follows:

“To secure the obligations of the Sellers to make the payments to the Company of the Discontinuance Expenses, at the Closing the Sellers shall deposit in escrow with Continental, to be held until one year after the Closing Date, the aggregate amount of $300,000 (the “Discontinued Operations Escrow Funds”), allocated among the Sellers as set forth in Schedule 5.25, all in accordance with the terms and conditions of the Escrow Agreement; provided that, within thirty (30) days after presentation to the Purchaser of evidence, reasonably satisfactory to the Purchaser, that the Discontinuance Expenses will be an amount (the “Revised Discontinuance Expenses Amount”) less than $300,000, the Purchaser shall instruct Continental to release to the Sellers from the Discontinued Operations Escrow Funds an amount equal to the difference between $300,000 and the Revised Discontinuance Expenses Amount.

3. Clause (iv) of Section 7.1 (a) of the Original Agreement is hereby amended to read as follows:

“(iv) costs in excess of $120,000 incurred by the Company in payment of, or reasonably reserved by the Company for the payment of,

workers’ compensation claims arising out of events occurring prior to December 31, 2006.”

4. Notwithstanding anything to the contrary in the Original Agreement, including Section 4.1 thereof, the Purchaser hereby consents to a distribution by the Company to the Stockholders of all cash held by the Company as of the Closing Date.

5. Capitalized terms used herein that are defined in the Original Agreement shall have the meanings ascribed to them in the Original Agreement.

6. As amended hereby, the Original Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed as of the date first written above.

GLOBAL LOGISTICS ACQUISITION CORPORATION
By:	/s/ Gregory E. Burns
Gregory E. Burns President and CEO

THE CLARK GROUP, INC.
By:	/s/ Charles C. Anderson, Jr.
Name and Title

SELLERS:
JOEL R. ANDERSON
CHARLES C. ANDERSON, JR.
DELAWARE ESBT FOR CHARLES C. ANDERSON, JR.*
TERRY C. ANDERSON
CLYDE B. ANDERSON
HAROLD M. ANDERSON

CHARLES C. ANDERSON III
FRANK STOCKARD
BILL LARDIE
JAY MAIER
DELAWARE ESBT FOR JAY MAIER*
DAVID GILLIS
JOHN BARRY
TIMOTHY TEAGAN
By:	/s/ Charles C. Anderson, Jr.
Charles C. Anderson, Jr. For himself and as attorney-in-fact For the Shareholders named above

*      Each Trustee is a signatory hereto solely in his or her capacity as a trustee and shall have no personal liability or obligation hereunder.